Ex. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 22, 2005 appearing in the Annual Report on Form 10-KSB of Signature Leisure, Inc. for the year ended December 31, 2004 and to the reference to our Firm under the heading “Experts” in this Registration Statement.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Denver, Colorado
January 27, 2006